UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2019

YETI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38713	45-5297111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Southwest Parkway, Austin, Texas	78735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 394-9384

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	YETI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07      Submission of Matters to a Vote of Security Holders.

On May 17, 2019, YETI Holdings, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on the record date of March 25, 2019, there were 84,196,079 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting.

At the Annual Meeting, the following proposals were submitted to a vote of the Company’s stockholders, with the final voting results indicated below:

Proposal 1 — Election of Two Class I Directors. The Company’s stockholders elected the following two directors to serve as Class I directors for a term of three years ending at the 2022 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

	For	Withheld	Broker Non-Votes
Matthew J. Reintjes	67,173,808	7,242,058	4,999,443
Roy J. Seiders	66,862,291	7,553,575	4,999,443

Proposal 2 — Ratification of the Appointment of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 28, 2019. The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2019.

For	Against	Abstained
79,337,412	12,950	64,947

There were no broker non-votes with respect to Proposal 2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2019	YETI HOLDINGS, INC.

	By:	/s/ Bryan C. Barksdale
	Name:	Bryan C. Barksdale
	Title:	Senior Vice President, General Counsel and
Secretary